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                                                                     EXHIBIT 1.2

                                                                  EXECUTION COPY
                                                                  --------------



                                   ONEOK, INC.



                   COMMON STOCK PRICE DETERMINATION AGREEMENT
                   ------------------------------------------



                                                                January 23, 2003

BANC OF AMERICA SECURITIES LLC
UBS WARBURG LLC
J.P. MORGAN SECURITIES INC.
   as Representatives of the Several
   Underwriters Named in Schedule I to the
   Underwriting Agreement Referred to Below

c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York 10019

c/o UBS WARBURG LLC
299 Park Avenue
New York, New York 10171

c/o J.P. MORGAN SECURITIES INC.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement, dated January 23, 2003 (the "Underwriting Agreement"), among ONEOK, Inc., an Oklahoma corporation (the "Company"), and the several Underwriters named in Schedule I thereto (collectively, the "Underwriters"), for whom you are acting as representatives (collectively, the "Representatives"). The Underwriting Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of 12,000,000 shares (the "Firm Shares") of the Company's common stock, par value $0.01 per share, together with the associated preferred stock purchase rights. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

     Pursuant to Section 1 of the Underwriting Agreement, the undersigned agrees with the Representatives as follows:

     I. The initial public offering price per share for the Firm Shares shall be $17.19.

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     II. The purchase price per share for the Firm Shares to be paid by the several Underwriters shall be $16.524 representing an amount equal to the initial public offering price set forth above, less $0.666 per share.

     The Company represents and warrants to the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

     As contemplated by the Underwriting Agreement, attached as Schedule I is a completed list of the several Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

      This Agreement shall be governed by the law of the State of New York.

            [The remainder of this page is intentionally left blank.]

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     If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                    Very truly yours,

                                    ONEOK, INC.

                                    By: /s/ Jim Kneale
                                        ----------------------------------------
                                    Name: Jim Kneale
                                          --------------------------------------
                                    Title: Senior Vice President,
                                           Treasurer and Chief Financial Officer
                                           -------------------------------------
Confirmed as of the date first
above mentioned:

BANC OF AMERICA SECURITIES LLC

Acting on behalf of itself and as the
Representative of the other several
Underwriters

By: /s/
    ----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------

UBS WARBURG LLC

Acting on behalf of itself and as the
Representative of the other several
Underwriters

By: /s/                                  By: /s/
    ----------------------------------       -----------------------------------
Name:                                    Name:
      --------------------------------         ---------------------------------
Title:                                   Title:
       -------------------------------          --------------------------------

J.P. MORGAN SECURITIES INC.

Acting on behalf of itself and as the
Representative of the other several
Underwriters

By: /s/
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

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